Exhibit 3.3

I llllll llllt 11111111111111111111 llllllll • )50103' BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.mmos.gov Certificate of Designation (PURSUANT TO NRS 78.1955) Filed in the office of ' l.)<>et1ment Number ,&;.. 4 . 2018004153 � - “ � .. � . I3.arbara K. Cegavske 01/29/2018 8:24 AM Secretary of State Filing Dute nnd Tu11c i= - - ,......, - , - . --- ·· - ·· -- ······ - ·· Stat, of Nevada !Entity Number ' (; , C2328 - 2000 I USE SLACK INK OHLY • DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE OHLY _ 1 . �� _ me _(?f c - 9 � 9. � '.. � Jio '!..: . .. Sakha Enterprises Corporation Certificate of Designation For Nevada Profit Corporations (Pursuantto NRS 78.1955) 7 2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limi! � _tio � !· re_stri � ti � ns � - � d - � la ��� e ri ��� s ?.! th:_ to,llo'. - "ing � lass_ or ���� e - � � f � !?Ck . - -- •····• - ·· -- .. I 1 IT JS HEREBY RESOLVED. the Corporation shall designate 5,000,000 shares as Preferred Stock. 1 IT IS FURTHER RESOLVED, the Corporation shall designate 1,000,000 shares of the Preferred Stock as ' Convertible Series A Preferred Stock. ' fT JS FURTH RESOLVED, that each holder of the Convertible Series A Preferred Stock shall be entitled jto 1,000 votes per share on any and all matters considered and voted on the Corporation's Common Stock. in lS FURTHER RESOLVED. that I share of Convertible Series A Preferred Stock shall be converted into I : 1,000 shares of Common Stock 3. Effective date of filing: (optional) (must not be later than 90 days after the certificate ls filed) 4. Signature: (required) X ((](h , y \ Signature of Officer f "::) Filing Fee: $175.00 IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected . Tnis form must be accompanied by appropriate fees. Reset Nevada Secretary at Slate Slocl< Designation Rovi&nd: 1.s.1 s